UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/17/2013

CNB Financial Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13396

Pennsylvania	25-1450605
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices, including zip code)

814-765-9621
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2013, CNB Bank announced the retirement of Richard L. Sloppy, Executive Vice President and Senior Commercial Lending Officer, effective December 31, 2013, and the appointment on May 17, 2013 of Joseph E. Dell, Jr. as Senior Vice President and Senior Commercial Lending Officer, effective December 31, 2013.

Mr. Dell, age 56, has been employed by CNB Bank since February 2013 and, from 2011 to February 2013, served as Chief Lending Officer/Commercial Line of Business Manager for First Security Group, Inc. and FSGBank, NA in Chattanooga, Tennessee. Prior to 2011, Mr. Dell served in various executive level positions with First Commonwealth Bank in Indiana, Pennsylvania, including Chief Lending Officer/Commercial Line of Business Leader since 2008.

There are no arrangements or understandings between Mr. Dell and any other person pursuant to which Mr. Dell was selected to serve as Senior Vice President and Senior Commercial Lending Officer of CNB Bank. There are no family relationships between Mr. Dell and any director or executive officer of CNB Bank. There has been no transaction nor are there any proposed transactions between CNB Bank and Mr. Dell that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Dell's compensation did not change in connection with his appointment.

A copy of the Corporation's press release announcing Mr. Sloppy's retirement and Mr. Dell's appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a)        Not applicable.
(b)        Not applicable.
(c)        Not applicable
(d)        Exhibits.

Exhibit No.                     Description

Exhibit 99.1             Press release of CNB Bank dated May 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corporation

Date: May 17, 2013	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release of CNB Bank dated May 17, 2013